EXHIBIT 10.20

ALZA Corporation
Executive Estate Protection Plan Agreement

        FORM OF EXECUTIVE ESTATE PROTECTION PLAN AGREEMENT

     This Executive Estate Protection Plan Agreement ("Agreement") is made, as of ____________, 1999, among ALZA Corporation, a Delaware corporation, (the "Corporation") and
_________________________ (the "Participant") and
___________________________ ( the "Owner").

                             RECITALS
A. The Participant desires to insure his or her life for the benefit and protection of the Participant's family or other beneficiary under the Policy (as defined below);
B. The Corporation desires to help the Participant provide life insurance for the benefit and protection of his or her family or beneficiary by providing funds from time to time to pay the premiums due on the Policy in accordance with this Agreement;
C. The Owner desires to assign certain rights and interests in the Policy to the Corporation, to the extent provided herein, as security for repayment of certain funds provided by the Corporation for the acquisition and/or maintenance of the Policy; and
D. The Corporation has established a trust ("Trust") dated ________________, 1998, by and between the Corporation and
     ______________________________ ("Trustee") to provide a source of funds to cover its obligations under the Agreement.

                             AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, the parties to this
Agreement agree as follows:
1.   Definitions.  For purposes of this Agreement, unless
     otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
     (a)  "Aggregate Premiums Paid" shall mean, at any time, an amount equal to (i) the cumulative premiums paid by the Corporation on the Single Life Policy, plus (ii) the cumulative premiums paid by the Corporation on the Joint LifePolicy, plus (iii) in the case of the Joint Life Policy only, interest at the rate of 3.6%per annum compounded annually on the premiums on such Joint Life Policy.
(b)  "Benefit Measurement Date" shall mean the date on which the first of any of the following events occurs:
          (i)  termination of this Agreement in accordance with
          Section 9 below;
               (1)  for the Joint Life Policy, the ___________
                    (____) anniversary of the issuance of the
                    Joint Life Policy; and
               (2)  for the Single Life Policy, the _________
                    (___) anniversary of the issuance of the
                    Single Life Policy; or
          (ii) the death of the Decedent.
     (c)  "Cash Surrender Value" shall mean an amount that equals, at any specified time, the cash surrender value as
          determined under the terms of the Policy.
     (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
     (e)  "Collateral Assignment" shall mean an assignment made by the
          Owner in favor of the Corporation in a form mutually agreed to by the Corporation and the Owner and accepted by the Insurer.
     (f)  "Collateral Interest" shall mean the Corporation's interest in the Policy, which shall equal, at any time, the lesser of Aggregate Premiums Paid or Cash Surrender Value, and which shall be repaid to the Corporation in accordance with Section 6 below.
(g)  "Corporation's Death Benefit" shall mean the portion of the
Policy's death benefit, if any, that exceeds the sum of the
Collateral Interest and the Owner's Death Benefit.
(h)  "Decedent" shall mean, as to a Single Life Policy, the
Participant, and, as to a Joint Life Policy, the second to die of the Participant and his or her spouse.
(i)  "Designated Beneficiary" shall mean the beneficiary
designated under the Policy.
(j)  "Economic Income" shall mean taxable compensation income for that portion of the premiums paid by the Corporation that is equal in amount to the value of the "economic benefit" derived by the
Participant from the Policy's life insurance protection, as
determined for Federal income tax purposes under Revenue Rulings
64-328 and 66-110, plus any economic benefit derived from any reimbursement for tax liability under Section 3(c).  Economic
Income shall include any increase in economic benefit attributable to the death of the first to die under a Joint Life Policy.
(k)  "Insurer(s)" shall mean
 .
(l)  "Joint Life Policy" means a policy which pays upon the death of the second to die of the Participant and his or her spouse.
(m)  "Owner" shall mean
________________________________________________.
(n)  "Owner's Death Benefit" shall mean $__________________.
(o)  "Participant" shall mean
_____________________________________________.
(p)  "Plan" shall mean the plan described in Section 8(a) below.
(q) "Policy" shall mean the following Joint Life Policy or Policies or Single Life Policy or Policies on the life of the Participant that are issued by the Insurer(s):

                 Insurer             Policy Number         Type of
                                                           Policy




     (r) "Single Life Policy" means a policy that pays upon the death of the Participant.
2. Acquisition of Policy; Ownership of Insurance. The parties to this Agreement shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Owner as the sole and exclusive owner of the Policy, subject to the rights and interests granted to the Corporation as provided in this Agreement and the Collateral Assignment.
     Concurrent with the signing of this Agreement, the Owner will collaterally assign the Policy to the Corporation, in the form of the Collateral Assignment, as security for the payment of the Collateral Interest, which assignment shall not be altered or changed without the mutual consent of the Corporation and the Owner.
3.   Premium Payments on Policy.
     (a) Payments and Reimbursements. Prior to the occurrence of the Benefit Measurement Date, the Corporation shall pay to the Insurer, on or before each applicable premium due date, all applicable premiums for the Policy. In the event that the Corporation fails to make any such payment, the Owner or the Participant may make (but is not required to make) any such payment, and the Corporation shall immediately reimburse the Owner or the Participant, as the case may be, for any amount so paid.
(b) Additional Compensation. Each calendar year, the Corporation shall withhold from the compensation paid to the Participant, including any compensation paid pursuant to Section 6(c) below, in a manner determined by the Corporation in its reasonable discretion, the Participant's share of FICA and other employment and income taxes relating to that compensation.
(c) Tax Reimbursement. On or before March 15 following each calendar year until the Benefit Measurement Date, the Corporation shall reimburse the Participant for some or all of the Participant's state and federal tax liability attributable to the Participant's Economic Income for such calendar year. The tax rates used by the Corporation in calculating the reimbursement under this Section 3(c) shall be selected by the Corporation in its sole discretion, and the Participant acknowledges that such reimbursement may or may not offset his or her entire tax liability with regard to his or her Economic Income. The
Participant also acknowledges that any reimbursement under this
Section 3(c) itself will be Economic Income.
4. Corporation's Rights. The Corporation's rights and interests in and to the Policy shall be specifically limited to (i) the right to be paid its Collateral Interest and the Corporation's Death Benefit, if any, in accordance with
     Section 6 below, (ii) the rights specified in the Collateral Assignment, and (iii) the right to obtain one (1) or more loans or advances on the Policy, provided, however, that any such loans shall not, in the aggregate, exceed the Aggregate
     Premiums Paid by the Corporation at any specified date without the written consent of the Participant.
5. Owner's Rights. Subject to the terms of this Agreement and the Collateral Assignment, the Owner of the Policy shall be entitled to exercise all rights in the Policy while the Collateral Assignment is in effect, except for the following, which may be exercised only in accordance with Section 6:
     (a)  To borrow against or pledge the Policy;
     (b)  To surrender, cancel or assign the Policy; or
     (c)  To take a distribution or withdrawal from the Policy.
     In particular, subject to the terms and conditions of the Policy, and the provisions of Section 6 below, the Owner may assign its rights under this Agreement and the Collateral
     Agreement, including but not limited to an assignment to an insurance trust of which the Participant is a settlor. In the event of an assignment of its rights, the Owner shall promptly notify the Corporation of the name and address of the new Owner or assignee, including the name and address of any trustee.
6.   Collateral Interest.  On the Benefit Measurement Date, the
     Collateral Interest (and, if applicable under Section 6(a) below, the Corporation's Death Benefit) shall be paid or repaid to the Corporation in the following manner:
     (a) Notwithstanding any provision of this Agreement or the Policy that may be construed to the contrary, if the Benefit Measurement Date occurs due to the death of the Decedent, (i) the Corporation shall be entitled to that portion of the Policy's death proceeds that equals the sum of the Collateral Interest and the Corporation's
          Death Benefit, if any, and (ii) the Owner or the Designated Beneficiary, as the case may be, shall be entitled to the Owner's Death Benefit; provided, however, if the Benefit Measurement Date occurs due to the suicide of the Decedent, and the proceeds from the Policy are limited by either a suicide or contestability provision under the Policy, the Corporation shall be entitled to that portion of the higher of the Policy's
          Cash Surrender Value or death proceeds that does not exceed the Aggregate Premiums Paid. In either event, promptly following the Decedent's death, the Corporation and the Owner or the Designated Beneficiary shall take all steps necessary to collect the death proceeds of the Policy by submitting the proper claims forms to the Insurer. The Corporation shall notify the Insurer of the amount of the Owner's Death Benefit (except when the Policy's proceeds are limited because of the Decedent's death by suicide) and the Corporation's Collateral
          Interest in the Policy at the time of such death. Such amounts shall be paid, respectively, by the Insurer to the Owner or to the Designated Beneficiary, as the case may be, and the Corporation.
     (b) If the Benefit Measurement Date is other than the date of the Decedent's death, the Corporation's Death
          Benefit, if any, shall be paid to the Owner or the Designated Beneficiary, as the case may be, thebe. The Corporation's Collateral Interest in the Policy shall be repaid in one of the following ways, as elected by the Corporation (or the Trustee, upon and after a Change in Control, as such term is defined in the Trust) in writing and in accordance with Section 6(c) below, within thirty (30) days after the date the Corporation first notifies the Participant in writing of the occurrence of the Benefit Measurement Date:
          (i) The Insurer shallmake a loan against the Policy in an amount equal to the Corporation's Collateral
               Interest and shall pay the proceeds to the Corporation; the Owner shall be considered the borrower for all purposes under the loan;
          (ii) The Insurer shall withdraw funds from the Policy in an amount equal to the Corporation's Collateral
               Interest and shall pay the proceeds to the Corporation;
          (ii) The Insurer shall make a loan against the Policy in an amount equal to the Corporation's Collateral
               Interest and shall pay the proceeds to the Corporation; the Owner shall be considered the borrower for all purposes under the loan; or
          (iiii) The Owner shall pay to the Corporation, from the Owner's separate funds, an amount equal to the Corporation's Collateral Interest.
     (c) The Corporation, in its reasonable discretion, may select any of the three methods described in Section
          6(b) to be repaid its Collateral Interest in the Policy;
          provided, however, upon and after a Change in Control
          (as that term is defined in the Trust), the Corporation must select the method described in Section 6(b)(i) above.
     (d) The Corporation agrees to keep records of its premium payments and to furnish the Owner and the Insurer with a statement of its Collateral Interest whenever either party requires such statement.
     (e) Upon and after the Corporation's Collateral Interest in the Policy has been repaid pursuant to Section 6(b) above, the Corporation shall (i) assign its Collateral
          Interest in the Policy to the Owner, (ii) execute and file with the Insurer an appropriate release of the Corporation's Collateral Interest in the Policy and
          (iii) have no further interest in the Policy; provided that, in all instances, the Corporation has received payment in full for its Collateral Interest in the Policy. Further, the Participant and/or Owner hereby acknowledge, understand and agree that, upon the release of the Corporation's Collateral Interest, the Corporation shall not have any responsibility for the future performance of the Policy and shall have no obligation to make any additional premium payments.
     (f)  Upon payment to the Corporation of its Collateral
          Interest in accordance with this Section 6, this Agreement, and the Participant's participation in the Plan, shall terminate and no party shall have any further rights or obligations under the Agreement or the Plan with respect to any other party.
     (g) Notwithstanding anything to the contrary in this Agreement, the Corporation shall not have any obligation to seek or inquire after the whereabouts of an Owner or a Participant upon a Benefit Measurement Date.
7.   Insurer.
     (a) The Insurer is not a party to this Agreement, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.
     (b) The signature(s) required for the Insurer to recognize the exercise of a right under the Policy shall be specified in the Collateral Assignment.
8.   Plan; Named Fiduciary; Claims Procedure.
     (a)  This Agreement is part of the ALZA Executive Estate
          Protection Plan, which consists of all ALZA Corporation
          Executive Estate Protection Plan Agreements that so reference their association with the Plan.
     (b) The Corporation is the named fiduciary of the Plan for purposes of this Agreement.
     (c) The following claims procedure shall be followed in handling any benefit claim under this Agreement and the
          Plan:
          (i)  The Owner, Participant, or the Designated
               Beneficiary, as the case may be, (the "Claimant"), shall file a claim for benefits by notifying the Corporation in writing. If the claim is wholly or partially denied, the Corporation shall provide a written notice within ninety (90) days specifying the reasons for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, that is necessary for the Claimant to receive benefits.
               Such written notice shall also indicate the steps to be taken by the Claimant if a review of the denial is desired.
          (ii) If a claim is denied, and a review is desired, the Claimant shall notify the Corporation in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the Claimant may review Plan documents and submit any written issues and comments the Claimant feels are appropriate. The Corporation shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.
          (iii) If no event shall the Corporation's liability under this Agreement exceed the amount of proceeds from the Policy.
9. Amendment of Agreement. This Agreement shall not be modified or amended except by a writing signed by all the parties hereto.
10. Binding Agreement. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of each party to this Agreement.
11. State Law. This Agreement shall be subject to and be construed under the internal laws of the State of California, without regard to its conflicts of laws principles.
12. Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Agreement.
13. Not a Contract of Employment. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between the Corporation and the Participant.
     Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment agreement. Nothing in this Agreement shall be deemed to give the Participant the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discipline or discharge the Participant at any time.
14. Examination. Pursuant to his or her duty under Section 2, the Participant shall submit to a medical examination if required by the Insurer. In addition, if the Policy is a Joint Life Policy, the Participant's spouse shall submit to a medical examination if required by the Insurer.
15. Notice. Any notice or filing required or permitted to be given under this Agreement to the Owner, Participant or the Corporation shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  To the Owner:     ________________________
                                    ________________________
                                    ________________________


                  To the Participant:   ________________________
                                    ________________________
                                    ________________________


                  To the Corporation:   ALZA Corporation
                                    950 Page Mill Road
                                    P.O. Box 10950
                                    Palo Alto, California 94303-0802
                                    Attn:  Treasurer

     or to such other address as may be furnished to the Owner, Participant or the Corporation in writing in accordance with this notice provision. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Owner and/or the Participant or the Designated Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Owner and/or the Participant, as the case may be.

16. Tax Consequences. The Corporation does not guarantee that the tax consequences of the Participant's and/or Owner's participation in the Plan will be as the parties hereto may have expected, and by signing this Agreement the Participant and Owner assume the risk that different interpretations of currently applicable tax law or subsequent changes in applicable tax law may result in unexpected tax consequences.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter of this Agreement and supersedes all previous negotiations, agreements and commitments in respect thereto. No oral explanation or oral information by the parties to this Agreement shall alter the meaning or interpretation of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                              "Corporation"

                              ALZA Corporation, a Delaware
                              corporation

                              By:

                              Its:

                              "Participant"

                              Signature

                              Print Name

                              "Owner"

                              Signature

                              Print Name